Exhibit 99.1

News Corporation

NEWS RELEASE

For Immediate Release Contact: Andrew Butcher 212-852-7070

News Corporation to Webcast its 2005 Annual Meeting of Stockholders

NEW YORK, NY, October 17, 2005 -- News Corporation today announced that a live audio webcast of its 2005 Annual Meeting of Stockholders will be available beginning 10:00 a.m. Eastern Time on October 21, 2005 on the Internet at http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=NWS&script=1010&item_id=1146084. An archived replay of the audio webcast will be available through November 21, 2005.

News Corporation (NYSE: NWS, NWS.A; ASX: NWS, NWSLV) had total assets as of June 30, 2005 of approximately US$55 billion and total annual revenues of approximately US$24 billion. News Corporation is a diversified international media and entertainment company with operations in eight industry segments: filmed entertainment; television; cable network programming; direct broadcast satellite television; magazines and inserts; newspapers; book publishing; and other. The activities of News Corporation are conducted principally in the United States, Continental Europe, the United Kingdom, Australia, Asia and the Pacific Basin.

For more information about News Corporation, please visit www.newscorp.com.